Exhibit 99.1
Latch regains compliance with Nasdaq minimum bid price requirement

NEW YORK, June 15, 2023 -- Latch, Inc. (NASDAQ: LTCH) (the “Company”) today announced that on June 15, 2023, the Company received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) for continued listing on Nasdaq. In order to regain compliance with the Minimum Bid Price Requirement, the Company’s common stock was required to maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. The Minimum Bid Price Requirement was met on June 14, 2023. Accordingly, in the Notice, Nasdaq stated that the matter is now closed. There can be no assurance, however, that the Company will be able to maintain compliance with the Minimum Bid Price Requirement in the future.
The Notice is unrelated to the previously disclosed notices received by the Company from Nasdaq (i) on August 11, 2022, November 14, 2022 and May 16, 2023 regarding the Company’s failure to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, September 30, 2022 and March 31, 2023, respectively, and (ii) on April 6, 2023 regarding the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2022 (collectively, the “Delinquent Reports”). As previously disclosed, the Company intends to regain compliance with Nasdaq Listing Rule 5250(c)(1) by filing the Delinquent Reports with the Securities and Exchange Commission, on or before August 4, 2023.
About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to stockholders, customers, and residents; the Company’s strategy; the Company’s ability to file the Delinquent Reports by August 4, 2023; and the Company’s ability to otherwise comply with applicable Nasdaq listing rules. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the effect of the announcement, pendency or completion of the proposed merger announced on May 16, 2023 (the “Merger”) on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with which the Company does business, or on the Company’s operating results and business generally; (ii) the risk that the Company’s businesses may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger; (iii) the outcome of legal proceedings, if any, related to the Merger or otherwise, and the impact of the Merger thereon; (iv) the Company’s ability to regain and maintain compliance with the listing standards of Nasdaq, and the impact of the Merger thereon; (v) the Company’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022, and the impact of the Merger thereon; (vi) the Company’s ability to file the Delinquent Reports by August 4, 2023, and the impact of the Merger thereon; (vii) the expected performance of the Company’s stock; and (viii) the Company’s response to any of the aforementioned factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
CONTACTS:
Investors:
investors@latch.com
Media:
press@latch.com